Exhibit T3B.113

MODIFICATION NO. ONE TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

CBL/PARK PLAZA GP, LLC

THIS MODIFICATION NO. ONE TO LIMITED LIABILITY COMPANY AGREEMENT is made and entered into to be effective as of October 16, 2007, by CW Joint Venture, LLC, a Delaware limited liability company (herein referred to as the “Member”).

W I T N E S S E T H:

WHEREAS, CBL/Park Plaza GP, LLC, an Arkansas limited liability company (the “Company”), is governed by that certain Limited Liability Company Agreement dated as of June 8, 2004 (the “Agreement”);

WHEREAS, the Company owns a 0.1% general partner interest in CBL/Park Plaza, Limited Partnership, an Arkansas limited partnership and the sole member and chief manager of CBL/Park Plaza Mall, LLC, a Delaware limited liability company and the owner of certain real estate and the improvements thereon located in Little Rock, Arkansas and commonly known as “Park Plaza Mall”;

WHEREAS, pursuant to that certain Assignment and Assumption of Contributed Interests dated as of the date hereof (the “Assignment”), from CBL & Associates Limited Partnership, a Delaware limited partnership (“CBL”), to Member, CBL assigned all of its beneficial and ownership interests in the Company to Member; and

WHEREAS, Member desires to modify the Agreement to memorialize the Assignment and the substitution of the Member as the sole member of the Company.

NOW, THEREFORE, Member does hereby modify the Agreement as follows:

1.    The definition of “Member” under Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Member” means CW Joint Venture, LLC, a Delaware limited liability company, and includes any person or entity admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company.”

2.    The definition of “Secretary” under Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Secretary” means CBL & Associates Limited Partnership, a Delaware limited partnership, or its successor as appointed pursuant to Article VIII of the Agreement.”

3.    Exhibit “B” to the Agreement is hereby modified and amended by substituting Exhibit “B” attached hereto.

4.    Exhibit “C” to the Agreement is hereby modified and amended by substituting Exhibit “C” attached hereto.

5.    Except as herein modified, the Agreement shall remain in full force and effect.

6.    Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

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IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

MEMBER:

CW JOINT VENTURE, LLC, a Delaware limited liability company

By:	CBL & Associates Limited Partnership,
its Manager
By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Stephen D. Lebovitz
Name:	Stephen D. Lebovitz
Title:	President

EXHIBIT “B”

TO

MODIFICATION NO. ONE TO

LIMITED LIABILITY COMPANY AGREEMENT OF

CBL/PARK PLAZA GP, LLC

Name, Address	Percentage Interest	Cash Contributed or Agreed Value of Other Property of Services
CW Joint Venture, LLC	100%	$1,000
CBL Center, Suite 500 2030 Hamilton Place Blvd.
Chattanooga, TN 37421

EXHIBIT “C”

TO

MODIFICATION NO. ONE TO

LIMITED LIABILITY COMPANY AGREEMENT OF

CBL/PARK PLAZA GP, LLC

Managers

Chief Manager:	CW Joint Venture, LLC

Secretary:	CBL & Associates Limited Partnership

Assistant Secretaries:	Elizabeth Anderson
Brian Auger
Deborah Bell
Nancy Braud
Lynn Causey
Catherine Cook
June Durham
Marsha Fahrubel
Wendy Gunn
Michael Herman
Mildred Hooper
Elizabeth Jones
Catherine Long
Cynthia Long
Janet Overman
Christopher Price
Yvette L. Wing
Jeffery V. Curry
Ronald I. Feldman
James D. Henderson
Stephen P. Parish

Park Plaza Mall – Part 1

ASSIGNMENT AND ASSUMPTION OF CONTRIBUTED INTERESTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRIBUTED INTERESTS (this “Agreement”) is made as of October 16, 2007, by and between CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (‘‘Contributor’’), and CW JOINT Venture, LLC, a Delaware limited liability company (the “Company”) and is acknowledged and agreed to by WESTFIELD AMERICA LIMITED PARTNERSHIP, a Delaware limited partnership (“WALP”) and ST. CLAIR SQUARE GP. INC., an Illinois corporation (‘‘St. Clair”).

RECITALS

WHEREAS, Contributor owns 100% of the authorized, issued and outstanding limited liability company interests in CBL/Park Plaza GP, LLC, an Arkansas limited liability company (“CBL/Park Plaza GP”) (the “Contributed Direct Interests”), which in turn owns, 0.1% of the authorized, issued and outstanding partnership interests in CBL/Park Plaza Limited Partnership (“CBL/Park Plaza Limited Partnership”), which in turn owns, 100% of the authorized, issued and outstanding limited liability company interests in CBL/Park Plaza Mall, LLC, a Delaware limited liability company (“Property Owner”) (collectively, the “Contributed Indirect Interests”).

WHEREAS, CBL/Park Plaza GP is governed by that certain Limited Liability Company Agreement of CBL/Park Plaza GP, dated as of June 8, 2004 (as amended, the “LLC Agreement”).

WHEREAS, (i) Contributor desires to contribute and convey, all of the Contributed Direct Interests (and therefore, the Contributed Indirect Interests) to the Company and to cease to be a member of CBL/Park Plaza GP (and an indirect owner of Property Owner), and (ii) Contributor desires to cause the Company to accept such contribution and conveyance, and the Company desires to so accept such contribution and conveyance, of all of the Contributed Direct Interests (and therefore, the Contributed Indirect Interests) by Contributor, all on the terms and conditions set forth in that certain Contribution Agreement (as amended, the “Contribution Agreement”), dated as of August 9, 2007, by and among the Company, WALP, CBL and St. Clair, and to be admitted as a member CBL/Park Plaza GP (and an indirect owner of Property Owner). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Contribution Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, and other valuable consideration. the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Effective as of the date hereof, Contributor hereby unconditionally assigns, sets over, and transfers to the Company, all of its right, title and interest in and to the Contributed Direct Interests (and therefore, the Contributed Indirect Interests) (the “Assignment”), free and clear or any Liens of any nature whatsoever (subject to the covenants, conditions and restrictions set forth in the applicable Existing Loan Documents). Effective as the date hereof, the Company hereby unconditionally accepts the Assignment (and therefore, the Contributed Indirect Interests)

Park Plaza Mall – Part 1

by Contributor (subject to the covenants, conditions and restrictions set forth in the applicable Existing Loan Documents). and assumes all obligations and liabilities related to the Contributed Direct Interests (and therefore, the Contributed Indirect Interests). Effective simultaneously with the Assignment. Company is hereby admitted as a member of CBL/Park Plaza GP (and as an indirect owner of Property Owner), and is bound by the LLC Agreement. Immediately following such admission, Contributor ceases to be a member of CBL/Park Plaza GP, and CBL/Park Plaza GP shall continue without dissolution.

2.    Contributor hereby assigns, sets over, and transfers to the Company, all of its right, title and interest, if any, in and to the name “Park Plaza”’ and any variations thereof, as and to the extent assignable, and the Company hereby accepts the foregoing assignment and assumes all obligations and liabilities related thereto; provided, however, that in no event shall the Company have any rights to the name “CBL” or any marks, logos or other brand identification items associated with the “CBL’’ name.

3.    The Assignment made pursuant to this Agreement is made subject to all of the representations, warranties, covenants and indemnities contained in the Contribution Agreement to the extent they survive Closing and are applicable hereto.

4.    This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws principles.

5.    This Agreement shall he binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.    Any notice required or permitted to be given under this Agreement shall be in writing and shall be sent as set forth in the Contribution Agreement.

7.    This Agreement may be amended or modified only by a written instrument executed by the party asserted to be bound thereby.

8.    This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

9.    lf litigation or any other action is required by either Contributor or the Company to enforce or interpret the terms of this Agreement, the prevailing party in such litigation or other action shall, in addition to all other relief granted or awarded by the court or arbitrator, be awarded costs and reasonable attorneys’ fees, charges and disbursements (including those of in-house counsel) and expert witness fees and costs incurred by reason of such litigation or other action and those incurred in preparation thereof at both the trial and appellate levels.

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Park Plaza Mall – Part 1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CONTRIBUTOR:

CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CBL Holdings I, Inc., its general partner
	By:	/s/ STEPHEN D. LEBOVITZ
Name: STEPHEN D. LEBOVITZ
Title: President

COMPANY:

CW JOINT VENTURE, LLC,
a Delaware limited liability company

By:	CBL & Associates Limited Partnership, its Manager

	By:	CBL Holdings I, Inc., its general partner
		By:	/s/ STEPHEN D. LEBOVITZ
Name: STEPHEN D. LEBOVITZ
Title: President

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Park Plaza Mall – Part 1

ACKNOWLEDGED AND AGREED TO

AS OF THE DATE FIRST ABOVE WRITTEN:

WESTFIELD AMERICA LIMITED PARTNERSHIP, a
Delaware limited partnership

By: Westfield U.S. Holdings, LLC, its general partner

By:
Name:
Title:

ST. CLAIR SQUARE GP, INC., an
Illinois corporation

By:
Name:
Title:

Park Plaza Mall – Part 1

ACKNOWLEDGED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

WESTFIELD AMERICA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Westfield U.S. Holdings, LLC, its general partner

By:
Name:
Title:

ST. CLAIR SQUARE GP, INC., an Illinois corporation

By:
Name: STEPHEN D. LEBOVITZ
Title: President